Exhibit 99.1

INVESTOR AND MEDIA CONTACT	Chris Nagel
TELEPHONE	(800) 458-2235
FOR IMMEDIATE RELEASE July 28, 2009
FreightCar America, Inc. to Restate Its Financial Statements and Releases Strong
Preliminary Second Quarter Metrics
Accounting review points to overstatement of accounts payable and understatement of net income
CHICAGO, IL — July 28, 2009 — FreightCar America, Inc. (NASDAQ: RAIL) today announced that it has recently identified historical accounting errors in accounts payable. The Company currently estimates that this account was overstated in a range of $10 million to $14 million as of March 31, 2009. The Company is also reviewing the extent to which the historical accounting errors have resulted in the understatement of net earnings since the fourth quarter of 2007.
On July 27, 2009, the audit committee of the board of directors of FreightCar America, Inc. concluded that the Company’s previously issued audited consolidated financial statements as of and for the fiscal years ended December 31, 2008 and December 31, 2007, and related auditors’ report, and unaudited interim consolidated financial statements as of and for the quarterly periods ended March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008, March 31, 2008, and December 31, 2007 should no longer be relied upon because of these errors in the financial statements. The Company intends to restate these financial statements. The Company’s board of directors agreed with the audit committee’s conclusions.
The Company will host a conference call today at 9:00 a.m. ET to discuss the situation (details below).
Important factors:
•	After initial analysis the Company estimates the overstatement of accounts payable will be in the range of $10 million to $14 million

•	As a result of these errors, the Company has understated net income since the fourth quarter of 2007

•	The errors were attributable to flaws in the design of an internal IT and accounting process to properly account for receipt of certain goods

•	The Company will likely not file its quarterly 10-Q report for the second quarter of 2009 on time as it completes its analysis and financial restatement
Review of accounting errors
The Company’s review of these accounting errors and their impact on the Company’s consolidated financial statements for each period is continuing. The accounting errors did not result from any changes in the Company’s accounting policies, and the Company has no evidence that the errors resulted from any fraud or intentional misconduct.
The Company’s review indicates that the errors were attributable to flaws in the design of an internal IT and accounting process to account for receipt of certain goods that was implemented in the fourth quarter of 2007. Management identified the accounting errors in connection with the implementation of a new enterprise-wide reporting and management software platform (“ERP”) system to improve processes and strengthen controls throughout the Company.

Review Process
The Company’s audit committee is overseeing this review. As the Company’s review is continuing, FreightCar America expects that it will likely not file its quarterly report on Form 10-Q for the period ended June 30, 2009 on time. The Company has not reached a final conclusion on the effect of these accounting errors on its assessment of internal control over financial reporting and disclosure controls and procedures. Given the complexity of the analysis, the Company expects that the review will be completed during the third quarter of 2009, including the filing of amended quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and September 30, 2008 and an amended annual report on Form 10-K for the year ended December 31, 2008 to restate the financial statements for the periods indicated above.
Impact on Credit Facilities
FreightCar America currently has two credit facilities, one of which is for its operating subsidiaries, and one for its leasing company. The Company does not have any outstanding borrowings under either of these facilities. However, the restatement has caused the Company to fail to comply with certain representations and covenants relating to the provision of annual and quarterly financial statements. The Company is actively seeking waivers of these representations and covenants from the lenders under each of these credit agreements. The Company was otherwise in compliance with the representations and covenants contained in these agreements.
Preliminary Second Quarter Metrics
FreightCar America announced the following selected preliminary financial metrics for the second quarter. These figures are subject to the Company’s final review of the quarterly results:
•	Revenues for the quarter are expected to be $104 million

•	Orders for new railcars totaled 694 units in the second quarter of 2009

•	The backlog of unfilled orders was 1,472 units at June 30, 2009

•	The Company’s stringent focus on cash management resulted in a total cash position of $152 million
“This issue has not, and will not, affect our ability to successfully run the business and achieve our long-term strategic goals,” stated Christian Ragot, President and Chief Executive Officer of FreightCar America. “We are pleased with the preliminary metrics for the second quarter, particularly our continued ability to generate strong cash flow. While we expect the marketplace to remain challenging in the near future, our continued focus on cost efficiency and our robust financial condition leave us well positioned to capitalize on market opportunities as conditions improve.”
Conference Call
The Company will host a conference call on Tuesday, July 28, 2009 at 9:00 a.m. (Eastern Daylight Time) to discuss the matters described above. To participate in the conference call, please dial (800) 230-1766. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call. An audio replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (EDT) on Tuesday, September 1, 2009. To access the replay, dial (800) 475-6701 (within the United States and Canada), or (320) 365-3844 (international callers) and enter the conference ID number: 109322#. An audio replay of the call will be available on the Company’s website within two days following the call.
About FreightCar America, Inc.
FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds bulk commodity cars, flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.
Forward Looking Statements
This press release contains statements that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company’s review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things, the outcome and results of the Company’s review, the risk that the final conclusion of the review could result in a determination that the effect of the issues under review are materially greater or lesser than the Company currently believes to be the case, the risk that these matters could adversely affect the Company’s ability to make timely filings with the Securities and Exchange Commission, additional issues that may arise in connection with the ongoing review, risks of damage to the Company’s business and reputation arising from these matters, potential claims or proceedings relating to such matters, including stockholder, employee and customer litigation and/or claims and action by the SEC and/or other governmental agencies, and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.
###

3